Exhibit 10.35
Equity Grant Agreement
     This Equity Grant Agreement (“Agreement”) is entered into this 8th of September, 2006 by and between Red Trail Energy, LLC, a North Dakota limited liability company (the “Company”), and Mickey Miller (the “Grantee”).
     WHEREAS Grantee is employed by Greenway Consulting LLC (“Greenway”) and is providing services to Red Trail pursuant to a Management Agreement between Red Trail and Greenway; and
     WHEREAS, as part of its effort to benefit the Company and its members, the Company wishes to provide Grantee with long-term incentives in the form of a contingent grant of membership units of the Company (the “Units”) as of the date upon which Grantee formally began working in the role of General Manger for the Company (the “Effective Date”).
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, Company and Grantee agree as follows:
     1. Greenway Consent. Because Grantee is employed by Greenway Consulting LLC (“Greenway”) and is providing services pursuant to a Management Agreement between Red Trail and Greenway, this Agreement is expressly conditioned upon Grantee providing Red Trail with written confirmation from an authorized Greenway representative other than himself that Greenway consents to this Agreement and acknowledges that the Agreement does not entitle Greenway to any compensation or other remuneration that is not set forth in its Management Agreement with Red Trail. A form of written consent for Greenway is attached hereto as Exhibit “A.”
     2. Number of Units. Subject to the terms and conditions set forth herein, Grantee is eligible to receive an award of 150,000 Units.
     3. Award Schedule. Provided Grantee continuously (i) remains in good standing with the Company and continues to provide management services to Company commensurate with the type of service provided by a General Manager or CEO of an ethanol plant, (ii) has met and continues to meet all of Grantee’s obligations with respect to the Company pursuant to any agreement under which Grantee provides management services to the Company, and (iii) is in full compliance with the terms and conditions of this Agreement and any other agreements between Grantee and the Company by which Grantee is bound, the Award shall be granted to Grantee in the installments set forth below. Grantee’s eligibility to receive each grant contemplated in this Section 3 is expressly conditioned upon receipt of any prior available grant hereunder. If for any reason Grantee does not qualify to receive a particular grant or grants as contemplated herein, the Company expressly reserves the right to change the installment allocations, decrease the aggregate amount of the Award and/or elect to not make the Award at all, in its sole discretion. All Units granted hereunder shall be fully vested as of the date of the award.

(a)	Within a reasonable period of time following the third anniversary of the Effective Date, Grantee will receive an award of 15,000 Units.

(b)	Within a reasonable period of time following the fourth anniversary of the Effective Date, Grantee will receive an award of 15,000 Units.

(c)	Within a reasonable period of time following the fifth anniversary of the Effective Date, Grantee will receive an award of 15,000 Units.

(d)	Within a reasonable period of time following the sixth anniversary of the Effective Date, Grantee will receive an award of 15,000 Units.

(e)	Within a reasonable period of time following the seventh anniversary of the Effective Date, Grantee will receive an award of 15,000 Units.

(f)	Within a reasonable period of time following the eighth anniversary of the Effective Date, Grantee will receive an award of 15,000 Units.

(g)	Within a reasonable period of time following the ninth anniversary of the Effective Date, Grantee will receive an award of 15,000 Units.

(h)	Within a reasonable period of time following the tenth anniversary of the Effective Date, Grantee will receive an award of 45,000 Units.
     4. Change of Control. The Units referenced in paragraph 2 will vest immediately in the event of a Change of Control. For purposes of this paragraph 4, “Change of Control” shall mean a sale of all or substantially all of the assets of Red Trail; the event of a merger, exchange, reorganization of Red Trail with or into any other entity; or the occurrence of any transaction requiring member approval for a transaction involving Red Trail, such as a sale of all or substantially all of Red Trail’s assets
     5. Grantee’s Representations and Warranties. This Agreement is made with Grantee in reliance upon his representations and warranties to the Company as set forth herein, which by his acceptance of this Agreement he confirms.
     (a) The Units are or will be acquired for investment for an indefinite period for Grantee’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and Grantee has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, Grantee further represents that he does not have any contract, undertaking., agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of the Units.
     (b) Grantee understands that the Units have not been registered under the Securities Act of 1933, as amended (the “Act”), on the grounds that the transactions provided for in this Agreement are exempt from the registration requirements of the Act, and that the Company’s reliance on such exemption is predicated on Grantee’s representations set forth herein.

     (c) Grantee acknowledges that he understands that any sale of the securities that might be made by Grantee in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that rule and that Grantee may not be able to sell the Units at the time or in the amount Grantee so desires. Grantee is familiar with Rule 144 and understands that the Units constitute “restricted securities” within the meaning of that Rule.
     (d) In connection with the investment representations made herein Grantee represents that he is able to fend for himself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment, has the ability to bear the economic risks of his investment and has been furnished with and has had access to such information as he has requested and deem appropriate to his investment decision.
     (e) Grantee agrees that in no event will he make a disposition of any of the Units unless and until (a) he has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) he has furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (i) such disposition will not require registration of such Units under the Act, or (ii) that appropriate action necessary for compliance with the Act has been taken, or (c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subparagraph. In addition, prior to any disposition of any of the Units the Company may require the transferee or assignee to provide investment representations in writing and in a form acceptable to the Company.
     (f) The Company shall not be required (i) to transfer on its books any Units of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Units or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Units shall have been so transferred.
     (g) All certificates, if any, representing any Units of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legends:
     (i) THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT.

     (ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERRED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPIIONN OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND UNDER APPLICABLE STATE SECURITIES LAWS.
     (iii) Any legend required to be placed thereon by applicable state laws.
     6. Working Relationship not Guaranteed. Grantee acknowledges that he does not have a written contract of employment with the Company and that he is employed by another entity that provides services to the Company pursuant to a Management Agreement. Neither this Agreement, nor any Award constitutes a representation or guarantee that Grantee will continue working in the role of General Manager or any other role that may be assigned to him under the Management Agreement between Greenway and Red Trail, or in any other capacity. Grantee agrees and acknowledges that neither this Agreement, nor any Award hereunder, are subject to any provision of such Management Agreement and, any provision of such Management Agreement notwithstanding, any rights under this Agreement or the Award do not survive termination or interruption of Grantee providing General Manager, or the equivalent, services to the Company except as otherwise contemplated herein.
     7. Responsibility for Payment of Taxes. Grantee acknowledges that he is responsible for the payment of any tax liability that he may incur as a result of any Award.
     8. Member Control Agreement. Concurrent with Grantee’s receipt of any Units hereunder, he shall be required to execute the Member Control Agreement in effect between the Members of Red Trail at the time Grantee receives any Units hereunder. unless he is currently a Member.
     9. Confidentiality/Non-Disclosure. Grantee acknowledges that during the course of his working relationship with the Company, he may become aware of trade secrets, know-how and other confidential business and technical information that is not generally known to the public, including, but not limited to, information on the Company’s business plans, products, manufacturing methods and processes, and/or services, organization, finance, staffing, compensation, research and development, or marketing, as well as information the Company may receive from others under an obligation of confidentiality (the “Confidential Information”). Grantee agrees to (i) hold Confidential Information in confidence and trust, (ii) use Confidential Information only in the performance of his duties for the Company and for no other purpose at any other lime, and (iii) use all reasonable precautions to ensure that Confidential Information is not disclosed to any unauthorized persons or used in an unauthorized manner both during and after his work with the Company.
     10. Non-solicitation of Red Trail Employees. During the term of this Agreement and until the date that is one (1) year after Grantee ceases providing management services to the Company for any reason, Grantee agrees and acknowledges that he shall not, whether voluntarily or involuntarily, directly or indirectly, solicit, induce, attempt to solicit or induce, recruit, encourage, attempt to take away, or attempt to hire any employee of the Company or cause an employee to leave his or her employment with the Company, either for Grantee or for any other entity or person.
     11. Modification of Agreement. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Company and Grantee.
     12. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Dakota without giving effect to the conflict of law principles thereof.
     13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     14. Entire Agreement. This Agreement represents the entire agreement between Grantee and the Company with respect to the subject matter hereof and supersedes any and all prior agreements and understandings with respect to such subject matter.

Grantee	Red Trail Energy, LLC

/s/ Mickey Miller Mickey Miller	By:	/s/ William Price William Price, Vice President

EXHIBIT A
GREENWAY CONSULTING LLC CONSENT TO EQUITY AGREEMENT
     Greenway Consulting LLC (“Greenway”) has received a copy of the Equity Agreement between Mickey Miller and Red Trail Energy LLC (“Red Trail”) and hereby consents to said Agreement. Greenway further acknowledges that neither the Equity Agreement, nor any award of membership units thereunder, are subject to any provision of the Management Agreement between it and Red Trail dated December 17, 2003; and the Equity Agreement does not entitle Greenway to any compensation or other remuneration that is not set forth in its Management Agreement with Red Trail.

Greenway Consulting, LLC

By:	/s/ Gerald Bachmeier

Name:	Gerald Bachmeier

Its:	Chief Manager